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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report of Independent Auditors dated January 22, 2004 which appears in Mercantile Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and of our Report of Independent Registered Public Accounting Firm dated May 6, 2004, which appears in Mercantile Bank of West Michigan's 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

                                            /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
July 26, 2004